Exhibit 99.1

Home System Group, Inc. Appoints Three New Independent Directors

Independent Directors Bring International Finance, Accounting and Business Experience

LOS ANGELES, August 6, 2007 -- Home System Group (OTC Bulletin Board: HSYT) ("Home System" or the "Company"), an international manufacturer and distributor of home appliance products to major global retailers, today announced the appointment of three new independent members to its Board of Directors, Mr. Binhai Chen, Mr. Jianzhao Zheng and Mr. Guanghan Chen.

Mr. Binhai Chen's career includes over 18 years of experience in the fields of finance and accounting. Currently, he is a Senior Accountant and Director with Zhongshan City Zhongxin, an auditing firm based in Guangdong, Province, China, which is in close proximity to Home System's headquarters. Mr. Chen is currently the Director of the Guangdong Province Certified Public Accountants Association, the Executive Director of Zhongshan City Certified Public Accountants Association, the Director of Zhongshan City Internal Audit Association and the Director of Zhongshan City Securities Association. Since 1993, Mr. Chen has been a Chinese CPA, CPV (Certified Public Valuer), and CTA (Certified Tax Agent) and he received his Master's degree in Accounting from Guangzhou City Jinan University in 1998. Additionally in 2007, Mr. Chen was the recipient of the "The CPA Software News Gold Cup Award," a distinction which is awarded to the top professionals in the international accounting field.

Mr. Jianzhao Zheng, currently an accountant with Zhongshan City Zhongxin, will bring over 10 years of accounting experience to Home System's Board of Directors. Mr. Zheng has gained experience in accounting, auditing, asset evaluation, corporate mergers, as well as tax and management consulting. He was also certified in 2001 as a CPA, CPV (Certified Public Valuer), and CTA (Certified Tax Agent) in China. Mr. Zheng received his Bachelors degree in Accounting in 1992 from Zhongshan City College.

Mr. Guanghan Chen brings over 25 years of experience in international business and macro economic expertise to Home System's Board of Directors. Mr. Chen has served as a Lecturer of Economic Principles at Central China Shifan University in Wuhan and over the last two decades he served as a Professor at Zhongshan University's Lingnan College and Hong Kong Research Institute. Mr. Chen has garnered significant international business experience by teaching in Taiwan, Japan and the U.S and he holds several highly regarded designations including the Directorship of China's Foreign Economic Association. Mr. Chen has also published on tariffs, international trade, developing country economics, foreign trade relations and related topics. Mr. Chen holds a Bachelor's degree in Law and Political Science and a Master's degree in Economics from Huazhong Normal University and a Doctorate in Economics from Wuhan University.

"We are pleased with the addition of Messrs. Chen, Zheng and Chen to our Board of Directors and look forward to benefiting from their collective financial experience," said Mr. Li Wei Qui, CEO and Chairman of Home System Group. "Our continued efforts to add qualified independent directors will assist in improving our internal controls and disclosures while helping Home System meet some of the necessary requirements towards achieving a listing on a national market."

About Home System Group

Based in Guangdong Province, People's Republic of China, Home System Group, through its wholly owned distributors, Oceanic International (Hong Kong), Ltd. and Oceanic Well Profit, Inc., produces and distributes home appliances, including stainless steel gas grills, residential water pumps, electronic fans, fruit processors, and other electrical appliances to retailers in the United States, Europe and Australia. The Company became public through a reverse merger on October 4, 2006. To learn more about the Company, please visit the Company's website at: http://www.homesystemgroup.com.

Safe Harbor Statement

Certain statements in this news release may contain certain forward-looking statements about Home System Group's business and products, including, but not limited to, statements regarding Home System Group's ability to improve its internal controls and disclosures or achieve a listing on a national market. Actual results may differ materially from the results expressed in the forward-looking statements due to a number of risk factors including, but not limited to: general economic and business conditions globally; product development; shipments to end customers; market acceptance of new and existing products; additional competition from existing and new competitors; changes in technology; economic, political, and social events in China and other regions and markets; securities markets trends; regulations of the U. S. Securities and Exchange Commission (SEC) and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and by the risk factors detailed in the Company's reports filed with the SEC. Home System Group undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

For more information, please contact:

Michelle Zheng
Home System Group
Tel: +1-213-223-2277
Email: michelle@homesystemgroup.com

Matt Hayden
HC International, Inc.
Tel: +1-858-704-5065
Email: matt@haydenir.com